TransAct Technologies ends quarterly cash dividend on the Company’s common stock

Company changes name of Restaurant Solutions to Food Service Technologies to better reflect the growing opportunity

Hamden, CT – January 23, 2020 – TransAct Technologies Incorporated (Nasdaq: TACT), a global leader in software-driven technology and printing solutions for high-growth markets, announced today that the Board of Directors has ceased, effective immediately, the quarterly cash dividend on the Company’s common stock. This decision will make available approximately $2.7 million annually to accelerate the Company’s investments in the sales and marketing and continued product development of the BOHA!™ ecosystem.

Bart Shuldman, Chairman and Chief Executive Officer of TransAct, commented, “We are really excited about the growing BOHA! opportunities and the dividend savings will allow us to invest in additional salespeople and marketing initiatives to accelerate revenue growth.  Given the growing sales opportunities in the Convenience Store, Casino, University and Colleges and Food Service Management markets, we have also decided to change the name of Restaurant Solutions to Food Safety Technologies to better reflect the larger opportunity for BOHA!.”

BOHA! is the first single-vendor solution to help restaurants and food service providers reduce labor costs, provide quality food and meet new labeling standards. BOHA! combines applications for Food Safety Labeling, Temperature Monitoring of Food and Equipment, Timers, Checklists & Procedures, Inventory Management, Food Recalls, Equipment Service Management and Delivery Management in one fully integrated platform. Each BOHA! solution combines cloud-based SaaS applications with hardware and accessories to deliver superior results for critical back-of-house operations. BOHA! offers a one-stop solution for restaurants and food service companies to address their current back-of-house operating requirements while providing a future-ready platform capable of addressing back-of-house operations as they continue to evolve. BOHA! Terminal includes TEMS (TransAct Enterprise Management System) to ensure that only approved apps and functions are available on the device.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", or "continue", or the negative thereof, or other similar words. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. More information about these and other risks that may impact the Company’s business are set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the period ended December 31, 2018, and the Company’s subsequent periodic and current reports filed with the SEC.  All forward-looking statements in this press release are based on information available as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including food service technologies, POS automation, casino and gaming, and oil and gas. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic®, Ithaca® and Printrex® brands. TransAct has sold over 3.3 million printers and terminals around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

BOHA! is a trademark of TRANSACT Technologies Incorporated. ©2020 TRANSACT Technologies Incorporated. All rights reserved.

Investor Contact:
Steve DeMartino President and Chief Financial officer TransAct Technologies Incorporated 203-859-6810	Michael Bowen ICR, Inc. Michael.Bowen.icrinc.com 646-277-1290	Marc P. Griffin ICR, Inc. Marc.Griffin@icrinc.com 646-277-1290